Exhibit 99.1

Mister Car Wash Announces Fourth Quarter and Fiscal Year 2022 Financial Results

Net revenues increased 12.0%

Comparable stores sales increased 4.0%

Unlimited Wash Club memberships increased 13.8%

Opened 13 new greenfield locations and acquired three locations

Provides Fiscal 2023 Outlook

Tucson, Ariz., February 23, 2023 – Mister Car Wash, Inc. (the “Company”) (NYSE: MCW), the nation’s largest car wash brand, today announced its financial results for the quarter and fiscal year ended December 31, 2022.

“We reported another strong quarter, capping off an excellent year for our company,” said John Lai, Chairperson and CEO of Mister Car Wash. “Demand for our services remained steady and our retention of Unlimited Wash Club members remained consistent in the fourth quarter. We opened thirteen new greenfield locations in the fourth quarter, a record quarterly number for the company. This is a testament to the resiliency of our business and execution of our winning team.”

Fourth Quarter Highlights:

•
Net revenues increased 12.0% to $214.3 million from $191.5 million in the fourth quarter of 2021.
•
Comparable stores sales increased 4.0% compared to 14.6% increase in the fourth quarter of 2021.
•
The Company added 24 thousand Unlimited Wash Club® (“UWC”) Members in the fourth quarter. As of December 31, 2022, the Company had approximately 1.884 million UWC Members, which represented a 13.8% increase over the same time last year. UWC sales represented approximately 71% of total wash sales in the fourth quarter of 2022 compared to approximately 67% in the fourth quarter of 2021.
•
The Company opened 13 new greenfield locations and acquired three locations in the fourth quarter of 2022, bringing the total number of car wash locations operated to 436 as of December 31, 2022, compared to 396 car wash locations as of December 31, 2021, an increase of 10.1%.
•
Net income and net income per diluted share were $17.8 million and $0.05, respectively.
•
Adjusted net income(1) and diluted adjusted net income per share(1) were $25.9 million and $0.08, respectively.
•
Adjusted EBITDA(1) increased 15.4% to $66.2 million from $57.3 million in the fourth quarter of 2021.

Full Year Highlights:

•
Net revenues increased 15.6% to $876.5 million from $758.4 million in the comparable period last year.
•
Comparable stores sales increased 5.0% compared to a 31.7% increase in the comparable period last year.
•
The Company added approximately 228 thousand UWC Members.
•
Net income and net income per diluted share were $112.9 million and $0.34, respectively.
•
Adjusted net income(1) increased 9.9% to $130.8 million from $119.0 million and diluted adjusted net income per share(1) increased to $0.40 from $0.39 in the comparable period last year.
•
Adjusted EBITDA(1) increased 10.7% to $281.6 million from $254.3 million in the comparable period last year.

(1) See Use of Non-GAAP Financial Measures and Reconciliation of GAAP to Non-GAAP Financial Measures disclosures included below in this press release.

Store Count

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022
Beginning location count	420	360	396
Locations acquired	3	31	12
Greenfield locations opened	13	6	28
Closures	-	1	—
Ending location count	436	396	436

Balance Sheet and Cash Flow Highlights

•
As of December 31, 2022, cash and cash equivalents totaled $65.2 million, and there were no borrowings under the Company’s Revolving Commitment, compared to cash and cash equivalents of $19.7 million and no borrowings under the Revolving Commitment as of December 31, 2021.
•
Net cash provided by operating activities totaled $229.2 million for the fiscal year 2022, compared to $173.4 million for the fiscal year 2021.

Sale-Leasebacks

•
In the fourth quarter 2022, the Company completed three separate sale-leaseback transactions involving a total of five car wash locations for aggregate consideration of $25.2 million, bringing aggregate proceeds from sale-leasebacks to $89.9 million for the fiscal year 2022.

Fiscal 2023 Outlook

The Company’s initial outlook for the fiscal year ending December 31, 2023 compared to actual results of fiscal 2022 is the following:

	2023 Initial Outlook	2022 Actual
Net revenues	$925 to $960 million	$876.5 million
Comparable stores sales growth %	0.0% to 3.0%	5.0%
Adjusted net income	$100 to $115 million	$130.7 million
Adjusted EBITDA	$277 to $297 million	$282.0 million
Diluted adjusted net income per share	$0.30 to $0.35	$0.40
Interest expense, net	$73 million	$41.9 million
Rent expense, net	Approx. $100 million	$88 million
Weighted average common shares outstanding, diluted, full year	330 million	327.6 million
New greenfield locations	Approx. 35	28
Capital expenditures	$220 to $270 million	$191.6 million
Sale leasebacks	$110 to $130 million	$89.9 million

Other outlook related commentary:

•
Comparable stores sales growth is expected to be lower in the first half of the year versus the second half of the year. The primary drivers of this are the more difficult year-over-year comparisons and natural ramping of the greenfield stores the company opened in 2022.
•
Total capital expenditures for the fiscal year ending December 31, 2023 are expected to consist of approximately $175 million to $205 million of new store growth capital expenditures and $45 million to $65 million of other capital expenditures related to store-level maintenance, productivity improvements and the integration of acquired locations.

Conference Call Details

A conference call to discuss the Company’s financial results for the fourth quarter and fiscal year 2022 and to provide a business update is scheduled for today, February 23, 2023 at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 855-209-8213 (international callers please dial 1-412-542-4146) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://ir.mistercarwash.com/.

A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed online at https://ir.mistercarwash.com/ for 90 days.

About Mister Car Wash® | Inspiring People to Shine®

Headquartered in Tucson, AZ, Mister Car Wash, Inc. (NYSE: MCW) operates over 425 car washes nationwide and has the largest car wash subscription program in North America. With over 25 years of car wash experience, the Mister team is focused on operational excellence and delivering a memorable customer experience through elevated hospitality. The Mister brand is anchored in quality, friendliness and a commitment to the communities we serve as good stewards of the environment and the resources we use. We believe that when you take care of your people, they will take care of your customers. To learn more visit: https://mistercarwash.com.

Use of Non-GAAP Financial Measures

This press release includes references to non-GAAP financial measures, including Adjusted EBITDA, Adjusted net income (loss), Adjusted net income (loss) per share and Adjusted net income (loss) per share, on a diluted basis (the “Company’s Non-GAAP Financial Measures”). These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. The reconciliations of the Company’s non-GAAP financial measures to the corresponding GAAP measures should be carefully evaluated.

The Company’s Non-GAAP Financial Measures are non-GAAP measures of the Company’s financial performance and should not be considered as an alternative to net income as a measure of financial performance or any other performance measure derived in accordance with U.S. GAAP and should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items. Adjusted EBITDA is defined as net income (loss) before interest expense, net, income tax provision (benefit), depreciation and amortization expense, (gain) loss on sale of assets, net, loss on extinguishment of debt, stock-based compensation expense, acquisition expenses, management fees, non-cash rent expense, expenses associated with the IPO, expenses associated with the secondary public offering, and other nonrecurring charges. Adjusted net income (loss) is defined as net income (loss) before (gain) loss on sale of assets, net, loss on extinguishment of debt, stock-based compensation expense, acquisition expenses, management fees, non-cash rent expense, expenses associated with the IPO, expenses associated with the secondary public offering, other nonrecurring charges, tax benefits related to stock awards exercised and the tax impact of adjustments to net income (loss). Adjusted net income (loss) per share is defined as basic net income (loss) per share before (gain) loss on sale of assets, net, loss on extinguishment of debt, stock-based compensation expense, acquisition expenses, management fees, non-cash rent expense, expenses associated with the IPO, expenses associated with the secondary public offering, other nonrecurring charges, tax benefits related to stock awards exercised and the tax impact of adjustments to basic net income (loss) per share. Diluted adjusted net income per share is defined as diluted net income (loss) per share before (gain) loss on sale of assets, net, loss on extinguishment of debt, stock-based compensation expense, acquisition expenses, management fees, non-cash rent expense, expenses associated with the IPO, expenses associated with the secondary public offering, other nonrecurring charges, tax benefits related to stock awards exercised and the tax impact of adjustments to basic net income (loss) per share.

The Company presents the Company’s Non-GAAP Financial Measures because management believes that these measures assist investors and analysts in comparing the Company’s operating performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of the Company’s ongoing operating performance. Investors are encouraged to evaluate these adjustments and the reasons the Company considers them appropriate for supplemental analysis. In evaluating Company’s Non-GAAP Financial Measures, investors should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in the Company’s presentation of Company’s Non-GAAP Financial Measures. The Company’s presentation of Company’s Non-GAAP Financial Measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items. There can be no assurance that the Company will not modify the presentation of the Company’s Non-GAAP Financial Measures in future periods, and any such modification may be material. In addition, the Company’s Non-GAAP Financial Measures may not be comparable to similarly titled measures used by other companies in the Company’s industry or across different industries.

Management believes that the Company’s Non-GAAP Financial Measures are helpful in highlighting trends in the Company’s core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management also uses Adjusted EBITDA in connection with establishing discretionary annual incentive compensation; to supplement U.S. GAAP measures of performance in the evaluation of the effectiveness of the Company’s business strategies; to make budgeting decisions; and because the Company’s credit facilities use measures similar to Adjusted EBITDA to measure the Company’s compliance with certain covenants.

The Company’s Non-GAAP Financial Measures have limitations as analytical tools, and investors should not consider these measures in isolation or as substitutes for analysis of the Company’s results as reported under U.S. GAAP. Some of these limitations include, for example, Adjusted EBITDA does not reflect: the Company’s cash expenditure or future requirements for capital expenditures or contractual commitments; the Company’s cash requirements for the Company’s working capital needs; the interest expense and the cash requirements necessary to service interest or principal payments on the Company’s debt; cash requirements for replacement of assets that are being depreciated and amortized; and the impact of certain cash charges or cash receipts resulting from matters management does not find indicative of the Company’s ongoing operations. In addition, other companies in the Company’s industry may calculate similarly titled non-GAAP financial measures differently than the Company.

A reconciliation of the Company’s full year guidance for Adjusted EBITDA, Adjusted net income (loss) and Diluted adjusted net income per share, for fiscal 2022 to the most directly comparable GAAP financial measures cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including acquisition expenses, other expenses and the other adjustments reflected in our reconciliation of historical non-GAAP financial measures, the amounts of which, could be material.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding Mister Car Wash’s expansion efforts and expected growth and financial and operational results for fiscal 2022. Words including “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” or “should,” or the negative thereof or other variations thereon or comparable terminology are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking, though not all forward-looking statements use these words or expressions.

These forward-looking statements are based on management’s current expectations and beliefs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: our inability to attract new customers, retain existing customers and maintain or grow the number of Unlimited Wash Club® (“UWC”) members, which could adversely affect our business, financial condition and results of operations and rate of growth; our failure to acquire, or open and operate new locations in a timely and cost-effective manner, and enter into new markets or leverage new technologies, may materially and adversely affect our competitive advantage or financial performance; our inability to successfully implement our growth strategies on a timely basis or at all; we are subject to a number of risks and regulations related to credit card and debit card payments we accept; an overall decline in the health of the economy and other factors impacting consumer spending, such as natural disasters and fluctuations in inflation, may affect consumer purchases, reduce demand for our services and materially and adversely affect our business, results of operations and financial condition; growing inflation, supply chain disruption and other increased operating costs could materially and adversely affect our results of operations; our locations may experience difficulty hiring and retaining qualified personnel, resulting in higher labor costs; we lease or sublease the land and buildings where a number of our locations are situated, which could expose us to possible liabilities and losses; our indebtedness could adversely affect our financial health and competitive position; our business is subject to various laws and regulations and changes in such laws and regulations, or failure to comply with existing or future laws and regulations, may result in litigation, investigation or claims by third parties or employees that could adversely affect our business; our locations are subject to certain environmental laws and regulations; we are subject to data security and privacy risks that could negatively impact our results of operations or reputation; we may be unable to adequately protect, and we may incur significant costs in enforcing or defending, our intellectual property and other proprietary rights; stockholders’ ability to influence corporate matters may be limited because a small number of stockholders beneficially own a substantial amount of our common stock and continue to have substantial control over us; our stock price may be volatile or may decline regardless of our operating performance, resulting in substantial losses for investors purchasing shares of our common stock; and the other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as such factors may be updated from time to time in its other filings with the SEC accessible on the SEC’s website at www.sec.gov and Investors Relations section of the Company’s website at www.mistercarwash.com.

These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any forward-looking statement that the Company makes in this press release speaks only as of the date of such statement. Except as required by law, the Company does not have any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors

John Rouleau

ICR

IR@mistercarwash.com

Media

Jill Adams

media@mistercarwash.com

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net revenues	$214,352	$191,459	$876,506	$758,357
Cost of labor and chemicals	65,350	62,120	268,467	265,171
Other store operating expenses	83,241	71,180	322,414	266,069
General and administrative	24,815	28,800	98,855	254,815
Loss (gain) on sale of assets, net	2,387	(17,629)	(949)	(23,188)
Total costs and expenses	175,793	144,471	688,787	762,867
Operating income (loss)	38,559	46,988	187,719	(4,510)

Other expense:
Interest expense, net	14,867	6,008	41,895	39,424
Loss on extinguishment of debt	—	21	—	3,204
Total other expense	14,867	6,029	41,895	42,628
Income (loss) before taxes	23,692	40,959	145,824	(47,138)
Income tax provision (benefit)	5,936	4,654	32,924	(25,093)
Net income (loss)	$17,756	$36,305	$112,900	$(22,045)

Other comprehensive income (loss), net of tax:
Gain on interest rate swap	—	941	—	1,342
Total comprehensive income (loss)	$17,756	$37,246	$112,900	$(20,703)

Net income (loss) per share:
Basic	$0.06	$0.12	$0.37	$(0.08)
Diluted	$0.05	$0.11	$0.34	$(0.08)
Weighted-average common shares outstanding:
Basic	305,545,143	297,509,674	303,372,095	280,215,579
Diluted	326,903,609	326,014,063	327,560,407	280,215,579

Condensed Consolidated Balance Sheets

(Amounts in thousands, except share and per share data)

(Unaudited)

	As of
	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$65,152	$19,738
Restricted cash	70	120
Accounts receivable, net	3,941	1,090
Other receivables	15,182	22,796
Inventory, net	9,174	6,334
Prepaid expenses and other current assets	12,618	8,766
Total current assets	106,137	58,844

Property and equipment, net	560,874	472,448
Operating lease right of use assets, net	776,689	718,533
Other intangible assets, net	123,615	129,820
Goodwill	1,109,815	1,060,221
Other assets	9,102	8,236
Total assets	$2,686,232	$2,448,102

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$25,649	$27,346
Accrued payroll and related expenses	17,218	16,963
Other accrued expenses	41,196	20,201
Current maturities of operating lease liability	40,367	37,345
Current maturities of finance lease liability	668	559
Deferred revenue	29,395	27,815
Total current liabilities	154,493	130,229

Long-term portion of debt, net	895,830	896,336
Operating lease liability	759,775	717,552
Financing lease liability	14,779	15,359
Long-term deferred tax liability	53,395	22,603
Other long-term liabilities	6,832	8,871
Total liabilities	1,885,104	1,790,950

Stockholders’ equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 306,626,530 and 300,120,451 shares outstanding as of December 31, 2022 and December 31, 2021, respectively	3,072	3,007
Additional paid-in capital	783,579	752,343
Accumulated other comprehensive income	—	225
Retained earnings (accumulated deficit)	14,477	(98,423)
Total stockholders’ equity	801,128	657,152
Total liabilities and stockholders’ equity	$2,686,232	$2,448,102

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$112,900	$(22,045)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	61,580	50,559
Stock-based compensation expense	22,305	216,579
Gain on sale of assets, net	(949)	(23,188)
Loss on extinguishment of debt	—	3,204
Amortization of deferred debt issuance costs	1,698	1,155
Non-cash lease expense	41,099	36,005
Non-cash interest income	(302)	—
Deferred income tax	29,382	(27,330)
Changes in assets and liabilities:
Accounts receivable, net	(2,668)	540
Other receivables	7,640	(17,956)
Inventory, net	(2,661)	540
Prepaid expenses and other current assets	(4,324)	(3,531)
Accounts payable	5,633	1,827
Accrued expenses	2,387	(6,336)
Deferred revenue	1,129	1,697
Operating lease liability	(42,637)	(34,266)
Other noncurrent assets and liabilities	(3,011)	(4,100)
Net cash provided by operating activities	$229,201	$173,354

Cash flows from investing activities:
Purchases of property and equipment	(191,615)	(125,764)
Acquisition of car wash operations, net of cash	(86,703)	(514,003)
Proceeds from sale of property and equipment	88,187	95,935
Net cash used in investing activities	$(190,131)	$(543,832)

Cash flows from financing activities:
Proceeds from issuance of common stock pursuant to initial public offering	—	468,750
Proceeds from issuance of common stock under employee plans	8,971	4,972
Payments for repurchases of common stock	—	(308)
Proceeds from secondary public offering for employee tax withholdings	—	20,859
Tax withholdings paid on behalf of employees for secondary public offering	—	(20,859)
Proceeds from debt borrowings	—	290,000
Payments on debt borrowings	(2,100)	(456,972)
Payments of debt extinguishment costs	—	(28)
Payments of deferred debt issuance costs	—	(4,263)
Principal payments on finance lease obligations	(577)	(495)
Payments of issuance costs pursuant to initial public offering	—	(29,194)
Net cash provided by financing activities	$6,294	$272,462

Net change in cash and cash equivalents, and restricted cash during period	45,364	(98,016)
Cash and cash equivalents, and restricted cash at beginning of period	19,858	117,874
Cash and cash equivalents, and restricted cash at end of period	$65,222	$19,858

Supplemental disclosure of cash flow information:
Cash paid for interest	$40,605	$39,126
Cash paid for income taxes	$2,221	$8,889

Supplemental disclosure of non-cash investing and financing activities:
Property and equipment in accounts payable	$9,816	$17,280
Property and equipment accrued in other accrued expenses	$18,772	$—
Stock option exercise proceeds in other receivables	$25	$582

GAAP to Non-GAAP Reconciliations

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$17,756	$36,305	$112,900	$(22,045)
Interest expense, net	14,867	6,008	41,895	39,424
Income tax provision (benefit)	5,936	4,654	32,924	(25,093)
Depreciation and amortization expense	16,306	14,029	61,580	50,559
Loss (gain) on sale of assets, net	2,387	(17,629)	(949)	(23,188)
Loss on extinguishment of debt	—	21	—	3,204
Stock-based compensation expense	5,346	6,287	22,305	216,579
Acquisition expenses	1,107	2,640	3,648	4,617
Management fees	—	—	—	500
Non-cash rent expense	972	523	2,792	1,659
Expenses associated with initial public offering	—	25	272	1,599
Expenses associated with secondary public offering	—	—	—	498
Other	1,512	4,485	4,279	6,035
Adjusted EBITDA	$66,189	$57,348	$281,646	$254,348

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Reconciliation of weighted-average common shares outstanding - diluted to Adjusted weighted-average common shares outstanding - diluted:
Weighted-average common shares outstanding - diluted	326,903,609	326,014,063	327,560,407	280,215,579
Adjustments for potentially dilutive securities	—	—	—	28,504,389
Adjusted weighted-average common shares outstanding - diluted	326,903,609	326,014,063	327,560,407	308,719,968

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Reconciliation of net income (loss) to Adjusted Net Income:
Net income (loss)	$17,756	$36,305	$112,900	$(22,045)
Loss (gain) on sale of assets, net	2,387	(17,629)	(949)	(23,188)
Loss on extinguishment of debt	—	21	—	3,204
Stock-based compensation expense	5,346	6,287	22,305	216,579
Acquisition expenses	1,107	2,640	3,648	4,617
Management fees	—	—	—	500
Non-cash rent expense	972	523	2,792	1,659
Expenses associated with initial public offering	—	25	272	1,599
Expenses associated with secondary public offering	—	—	—	498
Other	1,512	4,485	4,279	6,035
Income tax impact of stock award exercises	(342)	(6,094)	(6,338)	(17,560)
Tax impact of adjustments to net income (loss)	(2,831)	912	(8,087)	(52,876)
Adjusted Net Income	$25,907	$27,475	$130,822	$119,022
Diluted Adjusted Net Income per Share	$0.08	$0.08	$0.40	$0.39
Adjusted weighted-average common shares outstanding - diluted	326,903,609	326,014,063	327,560,407	308,719,968